As filed with the Securities and Exchange Commission on August 4, 1998
                          Registration No. 33-97250


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ------------------

                         UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)

         Delaware                                           65-0341868
(State or other jurisdiction                             (I.R.S. Employer
of Incorporation or organization)                    Identification Number)

                                   Suite 900
                             Two North Tamiami Trail
                             Sarasota, Florida 34236
                                (941) 366-2100
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                  UNIROYAL TECHNOLOGY CORPORATION SAVINGS PLAN
                        (Full title of the plan)

                             OLIVER J. JANNEY, ESQ.
                  Vice President, Secretary and General Counsel
                         Uniroyal Technology Corporation
                                    Suite 900
                             Two North Tamiami Trail
                             Sarasota, Florida 34236
                     (Name and address of agent for service)
                                 (941) 361-2212
          (Telephone number, including area code, of agent for service)


                  CALCULATION OF REGISTRATION FEE
--------------------------- ------------------------ -------------------------
Title of        Amount to be    Proposed          Proposed          Amount of
Securities to   registered*     Maximum         maximum aggre-    registration
be registered                   offering price   gate offering       fee*
                                per unit**         price**
--------------  -------------   --------------  ----------------  -------------
Uniroyal
Technology
Corporation
Common Stock
(par value     100,000 shares   $10.00          $1,000,000            $303.03
$.01 per share)
-------------------------------------------------------------------------------


* 125,000 shares were registered on September 25, 1995. The foregoing fee is for registration of the additional 100,000 shares covered by this registration statement. ** Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the prices of the grants to the date hereof.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The contents of the Registration Statement filed by the Registrant on Form S-8 on September 25, 1995, Registration Number 33-97250, are incorporated herein by reference.


Item 5.  Interests of Named Experts and Counsel

         The opinion and consent of Oliver J. Janney, Esq., Vice President, General Counsel and Secretary of the Company, addressing certain legal matters with regard to the additional shares of common stock being registered under this registration statement are attached hereto as Exhibits 5.1 and 23.2. As of August 4, 1998, Mr. Janney owned certain securities of the Company.


Item 8.  Exhibits

         The following Exhibits are filed herewith:


Exhibit Number                        Description

5.1 and 23.1               Opinion and Consent of General Counsel of Uniroyal
                           Technology Corporation.
23.2                       Consent of Deloitte & Touche LLP
24.1                       Power of Attorney (See below.)




                                POWER OF ATTORNEY

         Each person whose signature to this registration statement appears below hereby appoints Howard R. Curd, Robert L. Soran and Oliver J. Janney, and each individually, any one of whom may act without the joinder of the others, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this registration statement, which amendments make such changes and additions to this registration statement as such agent and attorney-in-fact may deem necessary or appropriate.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on August 4, 1998.


                         UNIROYAL TECHNOLOGY CORPORATION


                         By: /S/ George J. Zulanas, Jr.
                             George J. Zulanas, Jr.
                          Vice President, Treasurer and
                             Chief Financial Officer
                        (Principal Financial Officer and
                          Principal Accounting Officer)


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/S/ Howard R. Curd                 Director, Chairman            August 4, 1998
Howard R. Curd                      of the Board and
                                  Chief Executive Officer


/S/ George J. Zulanas, Jr.         Vice President,               August 4, 1998
George J. Zulanas, Jr.           Treasurer, and Chief
                                   Financial Officer
                                   (Principal Financial
                                  Officer and Principal
                                   Accounting Officer)

/S/ Peter C.B. Bynoe          Director                      August 4, 1998
Peter C.B. Bynoe



/S/ Thomas E. Constance       Director                      August 4, 1998
Thomas E. Constance



/S/ Richard D. Kimbel         Director                      August 4, 1998
Richard D. Kimbel



/S/ Curtis L. Mack            Director                      August 4, 1998
Curtis L. Mack



/S/ Roland H. Meyer           Director                      August 4, 1998
Roland H. Meyer



/S/ John A. Porter            Director                      August 4, 1998
John A. Porter



/S/ Robert L. Soran           Director, President           August 4, 1998
Robert L. Soran               and Chief Operating
Officer

                              Exhibits 5.1 and 23.1

                         UNIROYAL TECHNOLOGY CORPORATION
                                    SUITE 900
                             TWO NORTH TAMIAMI TRAIL
                             SARASOTA, FLORIDA 34236
OLIVER J. JANNEY
VICE PRESIDENT,                         Telephone:  (941)361-2212
GENERAL COUNSEL & SECRETARY
                                            Fax:    (941)361-2214







                                                  August 4, 1998

Uniroyal Technology Corporation
One Sarasota Tower
Two North Tamiami Trail, Suite 900
Sarasota, Florida 34236

Dear Sirs:

      I have acted as counsel to Uniroyal Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement of the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the offering and sale of up to 100,000 shares of common stock, $0.01 par value per share ("Common Stock"), of the Company issuable in connection with the Company's Savings Plan (the "Plan"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

      In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers or representatives of the Company as I have deemed relevant or necessary as a basis for the opinions hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant or necessary for a basis for the opinions hereinafter set forth.

      In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents submitted to me as certified or photostatic copies and the authenticity of such latter documents.

Uniroyal Technology Corporation
August 4, 1998
Page Two



         Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the shares of Common Stock initially issuable in connection with the Plan will be validly issued, fully paid and non-assessable and free of preemptive rights.

         The opinions herein are limited to the laws of the State of Florida, the General Corporation Law of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect of the laws of any other jurisdiction on the matters addressed in this opinion.

         I consent to the use of this opinion as an exhibit to the Registration Statement. I further consent to the use of this opinion as an exhibit to applications to securities commissioners of various states of the United States for registration or qualification of the Common Stock issuable in connection with the Plan under the securities (or "Blue Sky") laws of such states to the extent that such registration or qualification may be required.

         This opinion is rendered solely for your benefit in connection with the Plan. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent, except as noted above.

                                Very truly yours,

                              /s/  Oliver J. Janney

                               Oliver J. Janney

                                                                 EXHIBIT 23.2




                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement No. 33-97250 of Uniroyal Technology Corporation on Form S-8 of our reports dated June 24, 1998 and December 12, 1997, appearing in the Annual Report on Form 11-K of Uniroyal Technology Corporation Savings Plan for the year ended December 31, 1997 and in the Annual Report on Form 10-K of Uniroyal Technology Corporation for the year ended September 28, 1997, respectively.






August 4, 1998
Tampa, Florida